Contact:	Corey Horsch
Vice President, Chief Financial Officer
and Treasurer
(405) 225-4800

SONIC REPORTS SECOND FISCAL QUARTER 2018 EARNINGS PER SHARE GROWTH

OKLAHOMA CITY (March 27, 2018) - Sonic Corp. (NASDAQ: SONC), the nation’s largest chain of drive-in restaurants, today announced results for its second fiscal quarter ended February 28, 2018.

Key highlights of the company’s second quarter of fiscal year 2018 included:

•	Net income per diluted share increased 104% to $0.51 versus $0.25 in the prior-year period; adjusted net income per diluted share increased 13% to $0.17 versus $0.15 in the prior-year period;

•	System same-store sales declined 2.9%, consisting of a 2.8% same-store sales decrease at franchise drive-ins and a 3.7% decrease at company drive-ins;

•	Company drive-in margins were favorable by 40 basis points;

•	8 new drive-ins opened; and

•	The company repurchased 1.2 million outstanding shares.

“Our second quarter same-store sales decline reflected unfavorable weather and continued aggressive discounting by the competition. Excluding the impact of weather, which was a particular challenge in January and February, same-store sales were flat, consistent with the first quarter and indicative of stable underlying sales performance during the first half of our fiscal year,” said Cliff Hudson, Sonic Corp. CEO. “We continued to support a simplified everyday value message via the Drive-In Duo in December and January, which featured a cheeseburger and shake for $3.99, and a Quarter-Pound Jr. Double Cheeseburger and Tots for $2.99 in February. These types of broadly appealing value offerings provide a compelling price point and highlight Sonic’s quality differentiation.

“Looking at the second half of fiscal 2018, updated media strategies are now in the marketplace, including new television creative, an increased number of consumer impressions and a retooled digital presence on both social media and proprietary channels. On the new product front, our Signature Slinger launched to considerable fanfare, inviting guests to enjoy a savory burger with none of the guilt; and our Pretzel Twist has been very well received by customers. March also saw the launch of the first full-market rollout of mobile order ahead, backed by the complete integration of digital and traditional marketing tools, which has shown strong operational results in the first few weeks. We expect this relentless focus on delighting our core guest to generate improved traffic, accelerating operating profit growth and generating strong free cash flow for shareholders.

“Finally, we continue to optimize our capital structure. During the quarter, we repurchased 1.2 million shares, bringing the total to 2.8 million shares through the first half of fiscal year 2018, or 6% of shares outstanding. Our targeted leverage range remains 3.5-4.5x net-debt-to-EBITDA, and we anticipate concluding the year at the higher end of the range.”

Financial Overview
For the second fiscal quarter of 2018, the company’s net income totaled $19.6 million or $0.51 per diluted share compared to net income of $11.0 million or $0.25 per diluted share in the same period of the prior year. Excluding the items outlined below, net income decreased 1% and net income per diluted share totaled $0.17. The lower tax rate resulting from federal tax reform benefitted adjusted earnings per share by approximately $0.04. Excluding the total impact of federal tax reform, adjusted net income per diluted share declined 13% to $0.13 in the second quarter.

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

(In thousands, except per share amounts)
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	Three months ended		Three months ended
	February 28, 2018		February 28, 2017
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$19,607	$0.51	$10,963	$0.25	$8,644	79%	$0.26	104%
Payment card breach expense (1)	228	0.01	—	—
Tax impact on payment card breach expense (2)	(67)	0.00	—	—
Loss from debt transactions (3)	1,310	0.03	—	—
Tax impact on debt transactions (2)	(384)	(0.01)	—	—
Discrete impact of the Tax Cuts and Jobs Act	(14,120)	(0.36)	—	—
Net gain on refranchising transactions (4)	—	—	(6,788)	(0.15)
Tax impact on refranchising transactions (5)	—	—	2,445	0.05
Adjusted - Non-GAAP (6)	$6,574	$0.17	$6,620	$0.15	$(46)	(1)%	$0.02	13%
________________

(1)	Costs include legal fees, investigative fees and costs related to customer response.

(2)	Tax impact during the period at a consolidated blended statutory tax rate of 29.3%.

(3)
Includes a $0.7 million write-off of unamortized deferred loan fees related to the reduction of the company's variable funding note commitments, as well as a $0.4 million write-off of unamortized deferred loan fees related to the prepayment on its 2013 Fixed Rate Notes and 2016 Fixed Rate Notes. Additionally, as required by the terms of the 2016 Fixed Rate Notes, we paid a $0.2 million prepayment premium.

(4)	During the second quarter of fiscal year 2017, we completed transactions to refranchise the operations of 54 company drive-ins.

(5)	Tax impact during the period at an effective tax rate of 36.0%.

(6)	Sum of per share data may not agree to the total amounts due to rounding.

໿

For the first six months of fiscal year 2018, the company’s net income totaled $31.0 million or $0.79 per diluted share compared to net income of $24.1 million or $0.53 per diluted share in the same period of the prior year. Excluding the items outlined below, net income increased 3% and net income per diluted share increased 21% to $0.47. The lower tax rate resulting from federal tax reform benefitted adjusted earnings per share by approximately $0.04. Excluding the total impact of federal tax reform, adjusted net income per diluted share improved 10% to $0.43 in the first six months of fiscal year 2018.

	Six months ended		Six months ended
	February 28, 2018		February 28, 2017
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$31,037	$0.79	$24,081	$0.53	$6,956	29%	$0.26	49%
Payment card breach expense (1)	870	0.02	—	—
Tax impact on payment card breach expense (2)	(312)	(0.01)	—	—
Loss from debt transactions (3)	1,310	0.03	—	—
Tax impact on debt transactions (4)	(384)	(0.01)	—	—
Discrete impact of the Tax Cuts and Jobs Act	(14,120)	(0.36)
Net gain on refranchising transactions (5)	—	—	(5,831)	(0.13)
Tax impact on refranchising transactions (6)	—	—	2,105	0.04
Gain on sale of investment in refranchised drive-in operations (7)	—	—	(3,795)	(0.08)
Tax impact on sale of investment in refranchised drive-in operations (8)	—	—	1,350	0.03
Adjusted - Non-GAAP (9)	$18,401	$0.47	$17,910	$0.39	$491	3%	$0.08	21%
________________

(1)	Costs include legal fees, investigative fees and costs related to customer response.

(2)	Combined tax impact at consolidated blended statutory tax rates of 38.2% and 29.3% during the first and second quarters of fiscal year 2018, respectively.

(3)
Includes a $0.7 million write-off of unamortized deferred loan fees related to the reduction of the company's variable funding note commitments, as well as a $0.4 million write-off of unamortized deferred loan fees related to the prepayment on its 2013 Fixed Rate Notes and 2016 Fixed Rate Notes. Additionally, as required by the terms of the 2016 Fixed Rate Notes, we paid a $0.2 million prepayment premium.

(4)	Tax impact during the period at a consolidated blended statutory tax rate of 29.3%.

(5)	During the first and second quarters of fiscal year 2017, we completed transactions to refranchise the operations of 110 company drive-ins.

(6)	Combined tax impact at effective tax rates of 35.6% and 36.0% during the first and second quarters of fiscal year 2017, respectively.

(7)	Gain on sale of investment in refranchised drive-ins is related to minority investments in franchise operations retained as part of a refranchising transaction that occurred in fiscal year 2009.

(8)	Tax impact during the period at an adjusted effected tax rate of 35.6%.

(9)	Sum of per share data may not agree to the total amounts due to rounding.

Fiscal Year 2018 Outlook
While the macroeconomic environment may impact results, the company now expects adjusted earnings per share for fiscal year 2018 to be between $1.43 and $1.50 inclusive of tax reform. Excluding the impact of tax reform, the company expects an increase of 2% to 7% year over year. The outlook for fiscal 2018 anticipates the following elements:

•	Same-store sales for the system to be down 1% to up 1% year over year;

•	Royalty revenue growth from new unit development;

•	55 to 65 new franchise drive-in openings;

•	Drive-in-level margins of 15.0% to 15.5%, depending upon the degree of same-store sales growth at company drive-ins;

•	Selling, general and administrative expenses of $76 million to $78 million;

•	Depreciation and amortization expense of $39 million to $41 million;

•	Net interest expense of $32 million to $34 million;

•	Capital expenditures of approximately $40 million;

•	Free cash flow(1) of $60 million to $63 million;

•	An income tax rate of approximately 25.0% to 26.0%;

•	The repurchase of approximately $160 million in shares across the fiscal year; and

•	An expected quarterly cash dividend of $0.16 per share.

Earnings Conference Call
The company will host a conference call to review financial results at 5:00 PM ET this evening.  The conference call can be accessed live over the phone by dialing (800) 263-0877 or (323) 794-2094 for international callers.  A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 4289913.  The replay will be available until Tuesday, April 3, 2018.  An online replay of the conference call will be available approximately two hours after the conclusion of the live broadcast. A link to this event will be available on the investor section of the company's website, sonicdrivein.com.

About Sonic
SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving approximately 3 million customers every day. Nearly 94 percent of SONIC's 3,500 drive-in locations are owned and operated by local business men and women. For 64 years, SONIC has delighted guests with signature menu items, 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated $9.5 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in their students. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn about SONIC's Limeades for Learning initiative, please visit LimeadesforLearning.com.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
The tables that follow provide information regarding the number of company drive-ins, franchise drive-ins and system drive-ins in operation as of the end of the periods indicated.  In addition, these tables provide information regarding franchise sales, system growth in sales, and both franchise and system average drive-in sales and change in same-store sales.  System information includes both company and franchise drive-in information, which we believe is useful in analyzing the growth of our brand.  While we do not record franchise drive-in sales as revenues, we believe this information is important in understanding our financial performance since we calculate and record franchise royalties based on a percentage of franchise sales.  This information also is indicative of the financial health of our franchisees.

SONC-F

(1)	Free cash flow is defined as net income plus depreciation, amortization and stock compensation expenses, less capital expenditures net of spending on build-to-suit drive-in development.

SONIC CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017
Revenues:
Company Drive-In sales	$53,090	$64,286	$115,630	$151,438
Franchise Drive-Ins:
Franchise royalties and fees	33,737	34,328	74,515	74,467
Lease revenue	1,401	1,675	3,085	3,056
Other	(126)	(131)	300	748
Total revenues	88,102	100,158	193,530	229,709

Costs and expenses:
Company Drive-Ins:
Food and packaging	14,601	17,616	32,314	41,732
Payroll and other employee benefits	21,083	25,332	43,857	57,098
Other operating expenses, exclusive of depreciation and amortization included below	11,370	14,278	24,949	33,704
Total cost of Company Drive-In sales	47,054	57,226	101,120	132,534

Selling, general and administrative	16,846	18,296	36,615	38,050
Depreciation and amortization	9,560	9,734	18,926	20,011
Other operating income, net	(272)	(7,725)	(493)	(10,565)
Total costs and expenses	73,188	77,531	156,168	180,030
Income from operations	14,914	22,627	37,362	49,679

Interest expense	8,138	7,227	15,813	14,416
Interest income	(455)	(262)	(837)	(756)
Loss from debt transactions	1,310	—	1,310	—
Net interest expense	8,993	6,965	16,286	13,660

Income before income taxes	5,921	15,662	21,076	36,019
Provision for income taxes	(13,686)	4,699	(9,961)	11,938
Net income	$19,607	$10,963	$31,037	$24,081

Basic income per share	$0.51	$0.25	$0.80	$0.54
Diluted income per share	$0.51	$0.25	$0.79	$0.53

Weighted average basic shares	38,284	43,794	38,806	44,757
Weighted average diluted shares	38,697	44,550	39,291	45,547
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SONIC CORP.
Unaudited Supplemental Information

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017
Drive-Ins in Operation:
Company:
Total at beginning of period	228	286	228	345
Opened	—	1	—	1
Sold to franchisees	(6)	(54)	(6)	(110)
Closed (net of re-openings)	—	—	—	(3)
Total at end of period	222	233	222	233
Franchise:
Total at beginning of period	3,360	3,273	3,365	3,212
Opened	8	9	13	23
Acquired from the company	6	54	6	110
Closed (net of re-openings)	(9)	(7)	(19)	(16)
Total at end of period	3,365	3,329	3,365	3,329
System:
Total at beginning of period	3,588	3,559	3,593	3,557
Opened	8	10	13	24
Closed (net of re-openings)	(9)	(7)	(19)	(19)
Total at end of period	3,587	3,562	3,587	3,562

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017
Sales Analysis:
Company Drive-Ins:
Total sales	$53,090	$64,286	$115,630	$151,438
Average drive-in sales	234	236	508	506
Change in same-store sales	(3.7)%	(8.9)%	(3.4)%	(5.5)%
Franchised Drive-Ins:
Total sales	$851,183	$856,514	$1,848,318	$1,830,399
Average drive-in sales	256	262	557	566
Change in same-store sales	(2.8)%	(7.3)%	(2.1)%	(4.5)%
System:
Change in total sales	(1.8)%	(6.2)%	(0.9)%	(3.5)%
Average drive-in sales	$255	$260	$554	$561
Change in same-store sales	(2.9)%	(7.4)%	(2.2)%	(4.6)%
Note:  Change in same-store sales based on restaurants open for a minimum of 15 months.

SONIC CORP.
Unaudited Supplemental Information

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017

	(In thousands)
Revenues:
Company Drive-In sales	$53,090	$64,286	$115,630	$151,438
Franchise Drive-Ins:
Franchise royalties	33,595	34,138	74,222	74,021
Franchise fees	142	190	293	446
Lease revenue	1,401	1,675	3,085	3,056
Other	(126)	(131)	300	748
Total revenues	$88,102	$100,158	$193,530	$229,709

	Three months ended February 28,		Six months ended February 28,
	2018	2017	2018	2017
Margin Analysis (percentage of Company Drive-In sales):
Company Drive-Ins:
Food and packaging	27.5%	27.4%	28.0%	27.6%
Payroll and employee benefits	39.7	39.4	37.9	37.7
Other operating expenses	21.4	22.2	21.6	22.2
Cost of Company Drive-In sales	88.6%	89.0%	87.5%	87.5%

	February 28,	August 31,
	2018	2017

	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$64,238	$22,340
Current assets	122,010	89,184
Property, equipment and capital leases, net	310,123	312,380
Total assets	$561,536	$561,744

Current liabilities, including capital lease obligations and long-term debt due within one year	$48,579	$58,616
Obligations under capital leases due after one year	14,283	16,167
Long-term debt due after one year, net of debt issuance costs	706,534	628,116
Total liabilities	814,271	763,502
Stockholders' deficit	$(252,735)	$(201,758)

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

(In thousands)

	Three months ended February 28, 2018				Three months ended February 28, 2017
	Reported GAAP	Adjustments		Adjusted Non-GAAP	Reported GAAP	Adjustments		Adjusted Non-GAAP
Total Revenues	$88,102	$—		$88,102	$100,158	$—		$100,158

Total cost of Company Drive-in sales	47,054	—		47,054	57,226	—		57,226
Selling, general and administrative	16,846	(228)	(1)	16,618	18,296	—		18,296
Depreciation and amortization	9,560	—		9,560	9,734	—		9,734
Other operating income, net	(272)	—		(272)	(7,725)	6,788	(2)	(937)
Total cost and expenses	73,188	(228)		72,960	77,531	6,788		84,319
Income from Operations	$14,914	$228		$15,142	$22,627	$(6,788)		$15,839
________________

(1)	Payment card breach expenses recorded in the second quarter of fiscal year 2018.

(2)	Includes the $6,788 thousand pretax gain on refranchising transactions.

	Six months ended February 28, 2018				Six months ended February 28, 2017
	Reported GAAP	Adjustments		Adjusted Non-GAAP	Reported GAAP	Adjustments		Adjusted Non-GAAP
Total Revenues	$193,530	$—		$193,530	$229,709	$—		$229,709

Total cost of Company Drive-in sales	101,120	—		101,120	132,534	—		132,534
Selling, general and administrative	36,615	(870)	(1)	35,745	38,050	—		38,050
Depreciation and amortization	18,926	—		18,926	20,011	—		20,011
Other operating income, net	(493)	—		(493)	(10,565)	9,626	(2)	(939)
Total cost and expenses	156,168	(870)		155,298	180,030	9,626		189,656
Income from Operations	$37,362	$870		$38,232	$49,679	$(9,626)		$40,053
________________

(1)	Payment card breach expenses recorded in the first and second quarters of fiscal year 2018.

(2)
Includes the $5,831 thousand pretax net gain on refranchising transactions during the first and second quarters of fiscal year 2017 and the $3,795 thousand pretax gain on the sale of investment in refranchised drive-in operations during the first quarter of fiscal year 2017.